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                                  EXHIBIT 10(e)

                               INDEMNITY AGREEMENT

         AGREEMENT made as of the _____ day of August, 2002, by and among Gentex Corporation, a Michigan corporation (the "Corporation") and ________________(the "Indemnitee") with respect to the following:

                              W I T N E S S E T H:

         WHEREAS, the Board of Directors of the Corporation has recognized that the present trend in litigation against corporate directors and officers, together with new legislation, regulations, and rules which increase the obligations for, and expectations of corporate directors and officers, have created a reluctance in persons to serve in such a capacity and that such effect is likely to result in less effective direction and supervision of the Corporation's business affairs;

         WHEREAS, the Board of Directors of the Corporation has determined that such consequences are so detrimental to the best interests of the Corporation and its shareholders that its directors and certain officers should be provided with protection against inordinate risks in order to insure that the most capable persons available will be attracted to such positions;

         WHEREAS, in light of the rising costs and reduced coverage of director and officer liability insurance, significant new legislation, regulations, and rules governing the conduct of corporate directors and officers, and amendments to the Michigan Business Corporation Act ("MBCA"), expanding the scope of permissible indemnification of directors and officers, and establishing new procedures for directors or officers to receive an advancement of Expenses (as defined in Section 1(b)), it is reasonable and necessary for the Corporation to contractually obligate itself to indemnify its directors for certain costs, expenses, and other monetary liabilities to the fullest extent permitted by law and as further provided in this Agreement.

         NOW, THEREFORE, in order to induce Indemnitee to serve or continue to serve the Corporation as a director and/or officer, as applicable, and in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

         1. Definitions. As used herein, the following terms are defined as follows:

                  (a) Claim. Any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or investigative and whether formal or informal, by reason of the fact that Indemnitee is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether for profit or not, specifically including, not by way of limitation, any action related to certification of financial and other reports under the federal securities laws.

                  (b) Expenses. Attorneys' fees and all other costs, expenses, and obligations actually and reasonably paid or incurred in connection with investigating, defending, participating, or being a witness in, or preparing to defend, participate, or be a witness in any Claim or appeal therefrom.

         2. Agreement to Serve. Indemnitee agrees to serve as a director and/or officer, as applicable, of the Corporation to the best of his or her ability as long as he or she is duly elected and qualified in accordance with the Articles of Incorporation and Bylaws of the Corporation, or until his or her earlier resignation or removal.

         3. Indemnification. Subject to the terms and conditions of this Agreement, the Corporation hereby agrees to indemnify Indemnitee as follows:

                  (a) In the event Indemnitee was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in a Claim, the Corporation shall indemnify Indemnitee to the fullest extent permitted by law and as provided in this Agreement, pursuant to the authorization of the MBCA, against any and all Expenses, judgments, fines, penalties, and amounts paid in settlement of such Claim.

                  (b) The Corporation shall indemnify Indemnitee as soon as practicable, but in any event not later than thirty (30) days after written demand is presented to the Corporation.



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         4. Condition Precedent to Indemnification. Indemnitee, as a condition precedent to indemnification under this Agreement, shall tender written notice to the Corporation as soon as practicable of any Claim made against him or her for which indemnification will or likely will be sought under the terms of this Agreement. Notice to the Corporation shall be directed to: Gentex Corporation, 600 N. Centennial, Zeeland, Michigan 49464, Attn: Chief Financial Officer. In addition, Indemnitee shall give the Corporation such information and cooperation as may be reasonably necessary and requested by the Corporation.

         5. Consent of Corporation. No amounts paid in settlement for which indemnity will be sought hereunder shall be incurred without the Corporation's written consent, which consent shall not be unreasonably withheld.

         6. Limitations on Indemnity.


                  (a) The Corporation shall not be liable under this Agreement to make any payment in connection with any Claim made against
                  Indemnitee:

                           (1) For which payment is made to Indemnitee under a valid and collectible insurance policy, except for any excess beyond the amount of payment under such insurance policy;

                           (2) For which Indemnitee is indemnified by the Corporation otherwise than pursuant to this Agreement;

                           (3) For any of the following: (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) intentional infliction of harm on the corporation or the shareholders; (iii) a violation of Section 551 of the MBCA; or (iv) an intentional criminal act, except as authorized in
                           Section 564c of the MBCA;

                           (4) For an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation, within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto, or similar successor statute or provisions of any state law; or

                           (5) For which payment of indemnification by the Corporation is otherwise prohibited by applicable law. Both the Corporation and the Indemnitee acknowledge that in certain instances federal law or applicable public policy may prohibit the Corporation from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Corporation has undertaken or may be required in the future to undertake with the Securities and Exchange Commission to submit the question of indemnification to a certain court in circumstances for a determination of the Corporation's right under public policy to indemnify Indemnitee.

                  (b) Except as provided in Paragraph 8 hereof, the Corporation shall not be liable under this Agreement to make any payment in connection with any action initiated by Indemnitee against the Corporation or any director of the Corporation, unless the Corporation has joined in or consented to the initiation of such action.

         7. Payment of Costs and Expenses in Advance. If requested by Indemnitee, the Corporation shall pay (within ten (10) days of such written request) any and all costs and Expenses incurred by Indemnitee in defending or investigating any Claim, in advance of the final disposition of such Claim, upon the receipt of a written undertaking by Indemnitee, executed personally or on his or her behalf, to repay any such amounts if it is ultimately determined that Indemnitee did not meet the applicable standard of conduct, if any, required by the MBCA or this Agreement for indemnification under the circumstances.

         8. Indemnification for Additional Expenses. The Corporation shall indemnify Indemnitee against any and all expenses, including attorneys' fees, incurred by Indemnitee in connection with any action, including expenses of preparation for such action, brought by Indemnitee for: (a) indemnification or advance payment of Expenses by the Corporation under this Agreement; or (b) recovery under any directors' liability insurance policy or policies maintained by the Corporation; provided, however, that indemnification under this Paragraph 8 shall be limited to those circumstances where the Indemnitee is successful in obtaining a recovery of, or a determination that he or she is entitled to such indemnification, advance expense payment or insurance recovery.


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         9. Partial Indemnification. In the event Indemnitee is entitled to indemnification hereunder for a portion of the Expenses, judgments, fines, penalties, and amounts paid in settlement actually and reasonably incurred by him or her in the investigation, defense, appeal or settlement of any Claim but not, however, for all of the total amount thereof, the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

         10. Subrogation. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Corporation effectively to bring suit or enforce such rights.

         11. No Presumption. For purposes of this Agreement, the termination of any action, suit or proceeding by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

         12. Specific Determination of Entitlement to Indemnification. In the event Indemnitee is found liable to the Corporation as a result of any Claim brought by or in the right of the Corporation, whether and the extent to which Indemnitee is nevertheless entitled to indemnification, other than for Expenses (for which indemnification is available), under this Agreement shall be predicted on a determination that indemnification is appropriate in light of the circumstances of the case and applicable legal standards, which determination shall be made, at the option of Indemnitee, by: (a) majority vote of a committee of two (2) or more disinterested directors appointed by the Board of Directors; (b) independent legal counsel in a written opinion; or (c) the court in which the Claim was brought.

         13. Liability Insurance. To the extent the Corporation maintains an insurance policy or policies providing liability insurance for directors, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage extended to any other director of the Corporation, if Indemnitee is a director; or any of the Corporation's officers, if Indemnitee is not a director but is an officer.

         14. Scope of Agreement. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under any provision of the Corporation's Articles of Incorporation, Bylaws or laws of the State of Michigan. In the event of any change, after the date of this Agreement in any applicable law, regulation, or rule which narrows the right of the Corporation to indemnify its directors or officers, such changes, to the extent not otherwise required by such law, regulation, or rule to be applied to this Agreement shall have no effect on this Agreement or the parties' rights or obligations hereunder.

         15. Amendment; Termination and Waiver. This Agreement may be amended, modified, supplemented, or terminated and any of the terms and conditions herein may be waived only by the written consent of the parties hereto. The failure of any party at any time or times to require performance of any provisions contained herein shall in no manner affect the right of such party at any later time to enforce the same.

         16. Binding Effect and Assignment. This Agreement shall be binding upon and inure to the benefit of the Indemnitee and his or her personal representatives, heirs and assigns, and the Corporation and its successors and assigns, including any direct or indirect successor of the Corporation by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Corporation; provided, however, that no assignment of any rights or delegation of obligations provided for herein may be made by either party without the express written consent of the other party. This Agreement shall continue in effect while Indemnitee is a director or officer of the Corporation and for the period immediately thereafter, terminating two
         (2) years subsequent to the duration of any applicable period of limitations for commencing any claims.

         17. Governing Law; Jurisdiction. The parties hereto acknowledge and agree that this Agreement shall be to its conflicts of laws principles. The Corporation and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Michigan in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the state of Michigan.





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         18. Severability. Any provision of this Agreement which may be prohibited by law, or otherwise held invalid by a court of competent jurisdiction, shall be ineffective only to the extent of such prohibition or invalidity and shall not invalidate or otherwise render ineffective the remaining provisions of this Agreement. Nothing in this Agreement, however, is intended to or shall be construed as requiring the Corporation to do or fail to do any act in violation of applicable law. The Corporation's inability, pursuant to court order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement.

         19. Entire Agreement. This Agreement sets forth the entire understanding between the parties with respect to its subject matter and supersedes all previous written or oral negotiations, commitments, understandings and agreements, including any written indemnity agreement in effect at the time of execution of this Agreement.


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                            GENTEX CORPORATION



                            By
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                                     Its
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                            INDEMNITEE


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